SCHEDULE 14C
                                 (RULE 14C-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENTS
                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

     ( ) Preliminary Information Statement

     ( ) Confidential, for Use of the
         Commission Only (as permitted
         by Rule 14c-5(d)(2))

     (X) Definitive Information Statement

                          STARLOG FRANCHISE CORPORATION
                  (Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

     [ ]  No fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule, or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          STARLOG FRANCHISE CORPORATION
                               945 BRIGHTON STREET
                             UNION, NEW JERSEY 07083

                              INFORMATION STATEMENT

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY


This Information Statement has been filed with the Securities and Exchange Commission (the "SEC") and transmitted on or about June 17, 1998 to the holders of record on May 22, 1998 (the "Record Date") of shares of common stock, par value $.001 per share (the "Common Stock"), of Starlog Franchise Corporation, a New Jersey corporation (the "Company"). This Information Statement is being furnished pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the amendment of the Company's Certificate of Incorporation (the "Amendment") so as to:


      (i)   change its name to "Retail Entertainment Group, Inc.".;

      (ii) cause each currently outstanding share of the Company's $001 par value common stock (the "Old Common Stock") to be converted into one-tenth share of its new $01 par common stock (the "New Common Stock") (such conversion being referred to herein as the "the "Reverse Stock Split"); and

      (iii) cause the number of shares that the Company is authorized to issue to be reduced from 40,000,000 shares to 6,000,000 shares.

                               VOTING SECURITIES


This Information Statement is being mailed on or about June 17, 1998 to all shareholders of record as of the Record Date.


The Company's Board of Directors by unanimous consent dated as of May 10 1998 approved the Amendment, subject to stockholder approval. Also by the written consent of Stockholders who hold over 90% of the issued and outstanding shares of the Company (which consent was sufficient to approve the Amendment), the shareholders of the Company have consented to the Amendment. The foregoing consents by the Company's Board of Directors and Shareholders were subject to the giving to all shareholders of record on the May 22, 1998 record date of 20 days notice of the Amendment as required by the Securities Exchange Act of 1934, as amended and applicable provisions of New Jersey law.

As of the close of business on May 22, 1998, the Company had 24,237,636 shares of Common Stock issued and outstanding, each entitled to one vote with respect to the actions to be taken.

Stockholders of the Company as of the Record Date are entitled to notice of the corporate action taken by written consent of holders of the issued and outstanding shares of Common Stock. Such action will be effective twenty (20) days following the mailing of this Information Statement.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of the Record Date by (i) each person known by the Company to own beneficially 5% or more of any class of the Company's voting stock, (ii) each director and executive officer of the Company, and (iii) all directors and executive officers of the Company as a group. All percentages in this section were calculated on the basis of outstanding securities plus securities deemed outstanding under Rule 13d-3 of the Exchange Act.

                                                          Shares
                                       Shares         Held After
  Name and Address of               of Common   Proposed Reverse   Percentage of
   Beneficial Owner                Stock Held        Stock Split     Shares Held
--------------------------------------------------------------------------------
Hope Associates, LLC(1)            16,000,000          1,600,000          61.01%
c/o Michael Michaelson
135 E. 71st St., Apt. 3A
New York, NY 10021

Kevin VanderKelen(2)               6,6558,000            655,800          27.06%
Goal Post Distributing, Inc.
13949-9 W. Hillsborough
Tampa, FL 33634

(1) Hope Associates LLC is a limited liability company owned and controlled by the following Directors of the Company: Michael Michaelson and Herman Rush each own approximately 25.833% of Hope Associates; Ray Markman and Mark Savel each own approximately 17.222% of Hope Associates and Mr. Allan Lyons owns the remaining 13.89% of Hope. Does not include a warrant to purchase 500,000 shares of the Company's stock (post reverse split) for $1.25 a share on or before March 31, 2003 which is currently exerciseable. If the shares subject to such warrant are included, Hope will have 2,100,000 shares (after the proposed stock split) and its percentage, assuming the purchase of such shares, and assuming that no other outstanding warrants or options are exercised would be 71.82%.

(2) Includes 4,300,000 shares received in June 1997 in connection with the sale to the Company of the assets of Goal Post Distributors, Inc., 2,000,000 shares purchased by Mr. VanderKelen from the Company for $250,000, and 105,000 shares purchase by Mr. VanderKelen and 153,000 shares purchased by Mr. VanderKelen's wife in the open market. Does not include 1,000,000 shares reserved for issuance upon the exercise of options to purchase Common Stock at a price of $5.00-$9.00 per share granted to Mr. VanderKelen pursuant to his employment agreement with the Company. All of such options are subject to the Goal Post division achieving levels of revenues substantially above current levels. All of the foregoing shares and prices are prior to giving effect to the proposed 1 for 10 stock split.

DIRECTORS AND EXECUTIVE OFFICERS

                                       Shares
                                    of Common        Stock Held    Percentage of
  Name of Director or              Stock Held     after Reverse      Shares Held
   Executive Officer               to Reverse       Stock Split            Split
--------------------------------------------------------------------------------

Herman Rush(1)(5) (9)
Co-Chairman of the Board            4,133,334           413,333           17.05%


Michael Michaelson(1)(6) (9)
Co-Chairman of the Board            4,133,334           413,333           17.05%

Ray Markman(1)(7) (9)
Director                            2,775,557           277,556           11.37%

Mark  Savel(1)(4)(9)


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

Director of Franchise
Development and Director            2,775,557           277,556           11.37%

Allan  Lyons(8)                     2,222,218           222,222            9.18%

ALL DIRECTORS AND OFFICERS
AS A GROUP
(SIX PERSONS) (9)                  23,558,000         2,355,800           93.34%

----------
* less than 1%.

(1) All shares are expressed both before and after giving effect to the 1 for 10 Reverse Stock Split. Based on a total number of outstanding shares of 24,237,636, pre-Reverse Stock Split Shares and 1,000,000 pre-split shares subject to options which are currently exercisable within sixty days of the Record Date.

(2)   Includes   1,000,000   pre-reverse  split  shares  pursuant  to  currently
      exercisable options.

(3) Does not include an option for 1,000,000 pre-split shares which is subject to the Goal Post Division achieving revenue levels substantial in excess of current levels. Includes 153,000 shares owned by wife.

(4) Based on Mr. Savel's approximately 17.222% interest in Hope Associates which owns 16,000,000 pre-reverse split shares. Does not include Mr. Savel's proportionate interest in a warrant granted to Hope Associates to purchase 500,000 shares.

(5) Based on Mr. Rush's approximately 25.833% interest in Hope Associates which owns 16,000,000 pre-reverse split shares. Does not include Mr. Rush's proportionate interest in a warrant granted to Hope Associates to purchase 500,000 shares.

(6) Based on Mr. Michaelson's approximately 25.833% interest in Hope Associates which owns 16,000,000 pre-reverse split shares. Does not include Mr. Michaelson's proportionate interest in a warrant granted to Hope Associates to purchase 500,000 shares.

(7) Based on Mr. Markmam's approximately 25.833% interest in Hope Associates which owns 16,000,000 pre-reverse split shares. Does not include Mr. Markman's proportionate interest in a warrant granted to Hope Associates to purchase 500,000 shares.

(8) Based on Mr. Lyons' approximately 13.9% interest in Hope Associates which owns 16,000,000 pre-reverse split shares. Does not include Mr. Lyon's proportionate interest in a warrant granted to Hope Associates to purchase 500,000 shares.

(9) Includes shares held by or attributed to Mr. VanderKelen, a currently exercisable option held by Mr. Fitzgerald and on the shares held by Hope Associates. Does not include a warrant held by Hope Associates to purchase 500,000 shares (after the reverse stock split, percentage held by all Officers and Directors as a group would be 96.45%.

                    APPROVAL OF AMENDMENTS TO THE COMPANY'S
                          CERTIFICATE OF INCORPORATION

The Company's approved amendments to the Company's Certificate of Incorporation to (i) change the name of the Company to Retail Entertainment Group, Inc.; (ii) reverse split the outstanding shares of the Company's common stock one-for-ten (the "Reverse Split"); (iii) decrease the number of shares of common stock the Company is authorized to issued from 40,000,000 to 6,000,000. Hope Associates, LLC which holds 66.01% and Kevin M. VanderKelen who holds approximately 27.06% of the Company's common stock respectively, have approved these actions by written consent, subject to giving notice to all of the Company's Shareholders.

                            CHANGE OF CORPORATE NAME

The name "Starlog Franchise Corporation" was adopted by the Company when its only business was the ownership and operation of retail stores that offer science fiction and fantasy product. Since the time it was adopted, the Company has closed down the Starlog stores; acquired KCK Corporation, which operates 13 bulk candy stores under the "Candy, Candy" or "Candico" name; acquired Goal Post Distributors, Inc. which is a distributor of non-sports trading cards; and determined to conduct any future sales of science fiction and fantasy products under the "Shuttlecart" name.. Management believes that a more neutral name which highlights the Company's focus on entertainment retail in general, rather than just science fiction products, will permit it to pursue these opportunities and will permit the parent company to be associated with more than one line of business.

                           ONE-FOR TEN REVERSE SPLIT

As a result of the Reverse Split, each share of Common Stock outstanding at the effective time of the Reverse Split, will, without any action on the part of the holder thereof, become one-tenth share of Common Stock. The par value of the Common Stock will increase from $0.001 per share to $0.01 per share pursuant to the Reverse Stock Split. For purposes of this description, the Common Stock, as presently constituted, is referred to as the "Old Common Stock" and the Common Stock resulting from the Reverse Split is referred to as the "New Common Stock."

The Reverse Split will become effective upon the filing with the Secretary of State of the State of New Jersey of an amendment to the Company's certificate of incorporation (the "Amendment") which states that, upon the filing of the Certificate of Amendment, each share of Old Common Stock then issued and outstanding would automatically become and be converted into one-tenth share of New Common Stock, subject to provisions for fractional shares.

Principal Effects of the Reverse Split

      The principal effects of the Reverse Split will be as follows:

      1. Based upon the 24,237,636 shares of Old Common Stock outstanding on the Record Date, as a result of the Reverse Split approximately 2,423,763 shares of New Common Stock would be outstanding.

      2. There are outstanding as of the Record Date options and warrants to purchase approximately 2,340,107 shares of their Company's Common Stock at prices ranging from $0.06 to $.50 per share, (not including the Hope Associates Warrant to purchase 500,000 shares which was granted on a "post split" basis). Assuming the Reverse Split is implemented, each option or warrant will be converted into an option or warrant to purchase one-tenth of a share of New Common Stock at an exercise price equal to ten times the prior exercise price.

The Company will obtain new CUSIP numbers for the New Common Stock and publicly traded warrants effective at the time of the Reverse Split. Following the effectiveness of the Reverse Split, the Company will provide each record holder of Old Common Stock and publicly traded warrants with information to enable such holder to obtain new stock and warrant certificates.

Subject to the provisions for elimination of fractional shares, as described below, consummation of the Reverse Split will not result in a change in the relative equity position or voting power of the holders of Old Common Stock.

Assuming the Reverse Split is implemented, the Certificate of Amendment amending the Certificate of Incorporation will be filed with the Secretary of State of Delaware as promptly as practicable thereafter. The Reverse Split would become effective as of the date of such filing (the "Effective Date").

Purposes of the Reverse Stock Split

The Reverse Split would decrease the number of shares of Old Common Stock outstanding and presumably increase the per share market price for the New Common Stock. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or the Company's reputation in the financial community, but in practice this is not necessarily the case, as many investors look upon a stock trading under $1.00 per share as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks.

Currently, trading in the Company's common stock is in the over-the-counter market on the inter-dealer "Pink Sheets." In order to qualify for initial listing on the Nasdaq SmallCap Market, a company must, among other requirements, have at least $4,000,000 in total assets and a minimum bid price for its common stock of $3.00 per share. The Company plans to apply for a listing of the Company's Common Stock on the Nasdaq SmallCap Market subsequent to the filing of the Amendment and completion of a private placement of its shares, the result of both events, the Company hopes will result in it satisfying the requirement to be listed on the Nasdaq SmallCap Market if it meets the criteria therefor at that time. There can be no assurance that the Company will be successful in listing its securities for trading. In addition, even if the Company qualifies for initial listing on the Nasdaq SmallCap Market, there can be no assurance that the Company will meet the criteria for continued listing of securities on the Nasdaq SmallCap Market adopted by the Securities and Exchanges Commission (the "Commission"). As currently in effect, criteria for continued listing includes a minimum of $2,000,000 in total assets and a minimum bid price of $1.00 per share of common stock. If an issuer does not meet the $1.00 minimum bid price standard, it may, however, remain on the Nasdaq SmallCap Market if the market value of its shares held by the public is at least $1,000,000 and the issuer has capital surplus of at least $2,000,000. The Nasdaq Stock Market has adopted heightened standards for continued listing on the Nasdaq SmallCap Market which, if approved by the Commission, might make continued listing of the Company's Common Stock more difficult. If the Company became unable to meet the continued listing of criteria of the Nasdaq SmallCap Market because of continued operating losses, or otherwise, and became delisted therefrom, trading, if any, in the Common Stock and Stock Purchase Warrants would thereafter be conducted in the over-the-counter market in the NASD's "Electronic Bulletin Board" or on the inter-dealer "Pink Sheets." As a result, an investor may find it more difficult to dispose of the Shares and the Warrants.

Since the Company's securities are not listed on the Nasdaq SmallCap Market, they are subject to Rule 15g-9 under the Securities Exchange Act of 1934 (the
"Exchange Act"), which imposes additional sales practice requirements on broker-dealers that sell these securities, except in transactions exempted by Rule 15g-9, including transactions meeting the requirements of Rule 505 or Regulation D under the Securities Act, and transactions in which the purchaser is an institutional accredited investor (as defined) or an established customer (as defined) of the broker dealer. The broker dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. Consequently, the rule may affect the ability and/or willingness of broker dealers to sell the Company's securities and may consequently affect the ability of purchasers in this offering to sell the Shares and the Warrants acquired in this Offering.

The Commission has also adopted regulations which define a "penny stock" to be any equity security that has a market price (as therein defined) of less than $5.00 per share, subject to certain exemptions. Unless exempt, the rules require the delivery, prior to any transactions in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure also must be made regarding commissions payable to both the broker-dealer and the registered representative and the current quotations for the securities. Finally, monthly statements must be sent, disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The foregoing penny stock restrictions will not apply to the Company's securities if the securities are listed on the Nasdaq SmallCap Market and have certain price and volume information provided on a current and continuing basis or if the Company meets certain minimum net tangible assets or average revenue criteria. There can be no assurance that the Company's securities will qualify for exemption from these restrictions. In any event, even if the Company were exempt from these restrictions, it would remain subject to Section 15(b)(6) of the Securities Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker dealer or participating in a distribution of penny stock, if the Commission finds that a restriction would be in the public interest. If the Company's securities were subject to the rules on penny stocks, the prices of, and market liquidity for, the Shares and the Warrants would be severely adversely affected.

The Board of Directors believes that the Reverse Split is in the best interest of the Company and its shareholders. The price of the Old Common Stock during the period from January 1, 1997 through December 31, 1997 ranged from a high of 1 15/16 to a low of $0.13. On March 20, 1998, the closing price of the Company's Common Stock was $.20 per share..

The Company requires additional capital for its operations and does not believe that it will be able to raise the necessary capital unless the price of the Common Stock is higher than the current Common Stock price levels. However, no assurance can be given that the Reverse Split will result in any increase in the Common Stock price or that the Company will be able to complete any financing following the Reverse Split.

As of May 15, 1998, the Company's Common Stock was held by 88 shareholders of record.

Exchange of Certificates and Elimination of Fractional Share Interests

On the Effective Date of filing of the Amendment, each ten shares of Old Common Stock will automatically be combined and changed into one share of New Common Stock with fractional share of the New Common Stock being rounded up to the nearest share No additional action on the part of the Company or any shareholder will be required in order to effect the Reverse Split. Shareholders will be requested to exchange their certificates representing shares of Common Stock held prior to the Reverse Split for new certificates representing shares of New Common Stock. Shareholders will be furnished the necessary materials and instructions to effect such exchange promptly following the Effective Date. Certificates representing shares of Old Common Stock subsequently presented for transfer will not be transferred on the books and records of the Company but will be returned to the tendering person for exchange. Shareholders should not submit any certificates until requested to do so. In the event any certificate representing shares of Old Common Stock is not presented for exchange upon request by the Company, any dividends that may be declared after the Effective Date of the Reverse Split with respect to the Common Stock represented by such certificate will be withheld by the Company until such certificate has been properly presented for exchange, at which time all such withheld dividends which have not yet been paid to a public official pursuant to relevant abandoned property laws will be paid to the holder thereof or his designee, without interest.

Federal Income Tax Consequences of the Reverse Split

The combination of each ten shares of the Old Common Stock into one share of New Common Stock should be a tax-free transaction under the Internal Revenue Code of 1986, as amended, and the holding period and tax basis of the Old Common Stock will be transferred to the New Common Stock received in exchange therefor.

This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Split may not be the same for all shareholders. Shareholders should consult their own tax advisors to know their individual Federal, state, local and foreign tax consequences.

Financial Statements

The Company's audited consolidated financial statements, "Management's Discussion and Analysis of Financial Condition and Results of Operations" with respect to such financial statements, which are included in the annual report on Form 10-KSB for the year ended December 31, 1997, are incorporated by reference in this Information Statement. See "Incorporation by Reference."

CHANGE IN AUTHORIZED CAPITAL STOCK

The Board of Directors has approved the Amendment which will result in the number of authorized shares of

Common Stock, par value $.001 per share decreasing from 40,000,000 shares to 6,000,000 shares.

Discussion of the Amendment

Under the Company's certificate of incorporation, the Board of Directors of the Company has authority to issue authorized and unissued shares of Common Stock without obtaining approval from the holders of the Common Stock. Each share of Common Stock is entitled to one vote.

The Board of Directors of the Company believes it will benefit the shareholders to have almost 2,000,000 unreserved shares available for issuance in order that adequate shares may be available for the possible issuance of Common Stock, in connection with a possible financing of the Company's business or an acquisition or for other purposes, although, as described above, the Company has no plans, arrangements, understanding or commitments with respect to the issuance of such shares.

                             AVAILABLE INFORMATION

The Company is subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission ("Commission"). The Company's reports, proxy statements and other information, can be inspected and copied at the public reference room of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the public reference section of the Commission at its Washington address at prescribed rates.

                           INCORPORATION BY REFERENCE

The Company will provide without charge to each person to whom a copy of this Information Statement is delivered upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (including exhibits to such documents). Requests should be directed to: Starlog Franchise Corporation, 945 Brighton Street Union, New Jersey 07083, Attn: Jack Fitzgerald or may be requested by telephone at 1-800-STARLOG. The Company's Annual Report on Form 10-KSB for the year ended June 28, 1997, as amended, (without exhibits) is being delivered to shareholders simultaneously with this Information Statement.

The following documents filed with the Commission by the Company are hereby incorporated by reference into this Information Statement:

(1) The Company's Annual Report on Form 10-KSB for the fiscal year ended June 29, 1997.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies, supersedes or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

                  By Order of the Board of Directors

                  John Fitzgerald
                  Chairman of the Board


June 15, 1998



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